Exhibit 21.1
Subsidiaries of Fair Isaac Corporation

Name of Company	Jurisdiction of Incorporation or organization
Data Research Technologies, Inc.(1)	Minnesota
Fair Isaac Credit Services, Inc. (1)	Delaware
Fair Isaac Network, Inc. (1)	Delaware
HNC Software LLC (1)	Delaware
myFICO Consumer Services Inc.(1)	Delaware
Fair Isaac International Corporation(1)	California
Subsidiaries of Fair Isaac International Corporation
Fair Isaac Asia Pacific Corp.(2)	Delaware
Fair Isaac Brazil, LLC(2)	Delaware
Fair, Isaac do Brasil Ltda.(4)	Brazil
Fair Isaac Europe Limited(2)	UK
Fair Isaac Hong Kong Limited(2)	Hong Kong
Fair Isaac India Software Private Limited(3)	India
Fair Isaac International Canada Corporation(2)	California
Fair, Isaac International Mexico Corporation(2)	California
Fair Isaac Asia Holdings, Inc. (2)	Minnesota
Fair Isaac Information Technology (Beijing) Co. Ltd. (10)	China
Fair Isaac International UK Corporation(2)	California
Fair Isaac UK Holdings, Inc. (5)	Delaware
Fair Isaac UK Group Limited(6)	UK
London Bridge Software Holdings Limited(7)	UK
London Bridge Group of North America, Inc. (8)	Delaware
Fair Isaac Software, Inc.(9)	Delaware
Fair Isaac (ASPAC) Pte. Ltd. (8)	Singapore
Fair Isaac International Limited(8)	UK
Fair Isaac Services Limited(8)	UK
Fair Isaac UK IP Limited (8)	UK
London Bridge Software (SA) Limited (8)	UK
Fair Isaac SA Limited(2)	UK

II. Other Interests of Fair Isaac Corporation
     Fair Isaac Corporation has a minority equity interest in several start-up ventures. Further information may be provided upon request.
     London Bridge Software Holdings Limited (or subsidiaries) holds minority equity interests in several ventures. Further information may be provided upon request.
Footnotes:

(1)	100% owned by Fair Isaac Corporation

(2)	100% owned by Fair Isaac International Corporation

(3)	99.99% owned by Fair Isaac International Corporation and .01% owned by Fair Isaac Corporation

(4)	99% owned by Fair Isaac International Corporation and 1% owned by Fair, Isaac Brazil, LLC

(5)	100% owned by Fair Isaac International UK Corporation

(6)	100% owned by Fair Isaac UK Holdings, Inc.

(7)	100% owned by Fair Isaac UK Group Limited

(8)	100% owned by London Bridge Software Holdings Limited

(9)	100% owned by London Bridge Group of North America, Inc.

(10)	100% owned by Fair Isaac Asia Holdings, Inc.